Provident New York Bancorp Announces Second Quarter 2013 Earnings of $0.15 per Diluted Share

MONTEBELLO, NY -- (Marketwire - April 22, 2013) - Provident New York Bancorp (NYSE: PBNY), the parent company of Provident Bank, today announced second quarter results for the period ended March 31, 2013. Net income for the quarter was $6.5 million, or $0.15 per diluted share, compared to net income of $5.7 million, or $0.15 per diluted share for the same quarter last year; and $7.0 million, or $0.16 per diluted share for the linked quarter ended December 31, 2012.

President's Comments
Jack Kopnisky, President and CEO, commented: "We had a solid second quarter. Earnings for the quarter were $6.5 million, a 15% increase compared to the second quarter of 2012. Earnings declined $491 thousand or $0.01 per share compared to the linked quarter, which was mainly the result of merger-related expense and an increase in foreclosed property expense as we continue to reduce non-performing assets.

We continue to focus primarily on serving small-to-middle market clients through a differentiated, team-based distribution strategy. Our pipelines of loans, deposits and fee income opportunities continue to be strong, which is allowing us to diversify our balance sheet and revenue streams and maintain strong momentum in our new and legacy markets.

Our credit quality improved again in the second quarter. Non-performing loans of $31 million at March 31, 2013 decreased $2.3 million compared to the linked quarter. Our ratio of non-performing loans to total loans declined by 147 basis points to 1.42% at March 31, 2013 as compared to the year ago period. Our allowance for loan losses to non-performing loans increased to 88% at March 31, 2013, and the positive trend in the risk ratings of our loan portfolio continued as well.

Our capital and liquidity position remain strong. Our Tier 1 leverage ratio was approximately 8.6% at Provident Bank and our consolidated tangible equity to tangible assets ratio was 9.2%.

We are looking forward to our pending merger with Sterling Bancorp (NYSE: STL), which we announced on April 4, 2013. This merger presents a tremendous opportunity to continue building a high performing institution and is a significant step in our strategy of expanding within the greater New York metropolitan area. We expect the merger will create a larger, more diversified company and will allow us to accelerate the build-out of our differentiated strategy targeting small-to-middle market commercial and consumer clients. The combined business will be a more effective competitor in the marketplace than either company on its own. Sterling Bancorp's established record of growth and profitability will be additive to Provident's growth strategy as we provide continued value for shareholders of both organizations."

Key Highlights for the Quarter

  Total loan originations were $253.2 million compared to $291.1 million in the linked quarter, and $166.6 million for the second fiscal quarter of 2012.
  Total loans reached $2.2 billion at March 31, 2013, an $85.1 million increase compared to September 30, 2012.
  Tax equivalent net interest margin was 3.41% for the second quarter of fiscal 2013 compared to 3.37% in the linked quarter and 3.57% in the second quarter of fiscal 2012.
  The allowance for loan losses declined to $27.5 million at March 31, 2013; however, the allowance as a percentage of non-performing loans increased to 88% from 84% at December 31, 2012. The allowance for loan losses as a percentage of total loans was 1.25% at March 31, 2013, compared to 1.28% in the linked quarter. The allowance ratios are inclusive of acquired Gotham loans that were recorded at fair value at acquisition date and for which there is no additional allowance for loan losses at either March 31, 2013 or December 31, 2012.
  Non-performing loans decreased from $39.8 million at September 30, 2012, to $31.3 million at March 31, 2013.
  Provision for loan losses was $2.6 million and decreased by $350 thousand compared to the linked quarter. For the second quarter of fiscal 2012, the provision for loan losses was $2.9 million.
  The core efficiency ratio was 64.6% compared to 62.9% in the linked quarter and 67.9% for the second fiscal quarter of 2012. See the reconciliation of this non-GAAP financial measure on page 10. The efficiency ratio was impacted by lower non-interest income in the second fiscal quarter as compared to the first fiscal quarter.

Net Interest Income and Margin
Second quarter fiscal 2013 compared with second quarter fiscal 2012
Net interest income was $27.8 million for the second quarter of fiscal 2013, up $3.9 million compared to the second quarter of fiscal 2012 due to higher average loan volumes. Reflecting the current interest rate environment, the tax-equivalent yield on investments decreased 49 basis points and yield on loans declined 10 basis points compared to the second quarter of fiscal 2012. As a result, the yield on interest-earning assets declined 26 basis points to 3.96% on a tax equivalent basis for the second quarter of fiscal 2013. The cost of deposits increased one basis point to 22 basis points from the year ago quarter, while the cost of borrowings decreased three basis points to 3.49%. The resulting net interest margin on a tax-equivalent basis was 3.41% for the second quarter of fiscal 2013 compared to 3.57% for the same period a year ago.

Second quarter fiscal 2013 compared with linked quarter ended December 31, 2012
Net interest income for the quarter ended March 31, 2013 declined $104 thousand to $27.8 million, compared to $27.9 million for the linked quarter ended December 31, 2012. This was primarily due to two fewer days in the second fiscal quarter. The tax-equivalent net interest margin increased to 3.41% from 3.37% in the linked quarter, which was principally the result of a decline in our average interest bearing cash balance of $37.0 million. Yield on loans decreased 11 basis points and was 4.93%. Yield on interest earning assets declined two basis points to 3.96% from 3.98% in the linked quarter. Deposit costs decreased by six basis points, as certain deposit relationships were re-priced to current market rates and the maturity of higher cost deposits matured.

Non-interest Income
Second quarter fiscal 2013 compared with second quarter fiscal 2012
Non-interest income declined $1.1 million to $6.9 million for the second quarter of fiscal 2013 compared with the second quarter of fiscal 2012. The decrease was mainly due to lower net gain on sale of securities of $670 thousand, and a decrease in title insurance fees and other management fees of $643 thousand. We sold the assets of our former subsidiaries that were active in title insurance and investment management businesses. During the second quarter of fiscal 2013 we reinvested in a new title insurance joint venture and deployed a new wealth management strategy. We expect both of these initiatives will contribute to non-interest income going forward.

Second quarter fiscal 2013 compared with linked quarter ended December 31, 2012
Non-interest income decreased $807 thousand to $6.9 million for the second fiscal quarter of 2013 compared to the linked quarter ended December 31, 2012. Title insurance fees and other management fees declined by $542 thousand, gain on sale of loans declined $239 thousand, and other non-interest income declined $798 thousand. Partially offsetting these declines was an increase in net gain on sale of securities of $813 thousand.

Non-interest Expense
Second quarter fiscal 2013 compared with second quarter fiscal 2012
Non-interest expense increased $2.0 million to $23.3 million relative to the second quarter of fiscal 2012. This is the result of an increase in personnel expense associated with the continued growth in the number of our commercial banking teams and related occupancy expense. Foreclosed property expense increased to $915 thousand from $412 thousand over the same period a year ago.

Second quarter fiscal 2013 compared with the linked quarter ended December 31, 2012
Non-interest expense increased $793 thousand compared to the linked quarter. The increase was mainly related to $542 thousand in merger-related expense associated with our pending merger with Sterling Bancorp, as well as an increase in foreclosed property expense of $630 thousand. These increases were partially offset by lower compensation and benefits expense and professional fees expense.

Income Taxes
In the second quarter of fiscal 2013, the Company recorded income tax expense at 25.2% compared to an estimated effective tax rate of 30.4% in the linked quarter and 26.3% for the same period in fiscal 2012. The decrease in the estimated effective tax rate is the result of an increase in the current and anticipated merger-related expense as well as the proportion of tax-exempt earnings as a percentage of total earnings.

Credit Quality
Non-performing loans decreased to $31.3 million at March 31, 2013 compared to $39.8 million at September 30, 2012. During the first half of the fiscal year we exited several large credit relationships, which contributed to the decline. Net charge-offs for the second quarter were $3.2 million compared to $3.1 million in the linked quarter. The allowance for loan losses at March 31, 2013 was $27.5 million, which represented 88.1% of non-performing loans and 1.25% of our total loan portfolio. This compares to the linked quarter, in which the allowance for loan losses was $28.1 million, which represented 83.8% of non-performing loans and 1.28% of our total loan portfolio. The allowance for loan losses to total loans, excluding loans acquired in the Gotham transaction that were recorded at fair value at the acquisition date and continue to carry no allowance was 1.36% and 1.41%, at March 31, 2013 and December 31, 2012, respectively. Please refer to the Company's reconciliation of this non-GAAP measure on page 10.

During the quarter, the balance of foreclosed properties decreased $1.6 million to $5.5 million, the result of the sale of four properties. During the second quarter we acquired four properties with a balance of $602 thousand, and we incurred $606 thousand of foreclosed property write downs.

Subsequent to March 31, 2013, we exited an additional non-performing relationship with a loan a balance of $3.1 million at our carrying value.

Key Balance Sheet Changes

  Total assets at March 31, 2013 decreased $312.5 million or 7.8% compared to September 30, 2012, mainly related to a decrease in our cash balance of $364.6 million. Our cash balance at September 30, 2012 was elevated due to a seasonal increase in municipal deposits due to municipal tax collections that were subsequently drawn down.
  Loans at March 31, 2013 increased $85.1 million or 8.0% on an annual basis compared to September 30, 2012.
  Commercial real estate and commercial and industrial loans increased $103.9 million or 15% on an annual basis compared to September 30, 2012.
  Acquisition development and construction loans declined to $118.1 million at March 31, 2013 from $144.1 million at September 30, 2012.
  Securities at March 31, 2013 decreased $24.0 million as compared to September 30, 2012. As of March 31, 2013, securities represented 30.4% of total assets compared to 28.7% at September 30, 2012.
  Deposits decreased $311.5 million between September 30, 2012 and March 31, 2013. Municipal deposits decreased $364.7 million compared to September 30, 2012, as a result of seasonal tax deposits; this was offset by increases in other deposits of $53.2 million.

Capital and Liquidity
Provident Bank remained well capitalized at March 31, 2013with a Tier 1 leverage ratio of 8.62% based on period end assets. Stockholders' equity increased $3.6 million from September 30, 2012, to $494.7 million at March 31, 2013. Tangible book value per share increased by $0.07 to $7.33 at March 31, 2013 from $7.26 at September 30, 2012, due to retained earnings. For the quarter ended March 31, 2013, the weighted average common shares outstanding increased to 43.7 million and 43.8 million, basic shares and diluted shares, respectively, compared to 41.1 million basic and diluted shares for the quarter ended September 30, 2012.

About Provident New York Bancorp
Headquartered in Montebello, N.Y. Provident New York Bancorp is the holding company for Provident Bank, a growing financial services firm with $3.7 billion in assets that specializes in the delivery of service and solutions to business owners, their families, and consumers in communities within the greater New York City area through teams of dedicated and experienced relationship managers. Provident Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Provident Bank web site at www.providentbanking.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS
In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. In addition to factors previously disclosed in reports filed with the Securities and Exchange Commission, the following factors, among others, could cause actual results to differ materially from forward-looking statements: changes in market interest rates and general and regional economic conditions; changes in government regulations and regulatory oversight; changes in the value of goodwill and intangible assets; changes in the quality or composition of the loan and investment portfolios; potential breaches of information security; competition from banks and non-banking companies; ability to obtain regulatory approvals and meet other closing conditions to the merger (the "Merger") between Provident New York Bancorp ("Provident") and Sterling Bancorp ("Sterling), including approval by Provident and Sterling shareholders, on the expected terms and schedule; delay in closing the Merger; difficulties and delays in integrating the Provident and Sterling businesses or fully realizing cost savings and other benefits; business disruption following the proposed Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; changes in Provident's stock price before the completion of the Merger, including as a result of the financial performance of Sterling prior to closing; the reaction to the Merger of the companies' customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements. Actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements, and future results could differ materially from our historical performance. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the 10-Q to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Additional Information for Stockholders
In connection with the proposed merger, Provident will file with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 that will include a joint proxy statement of Provident and Sterling and a prospectus of Provident, as well as other relevant documents concerning the proposed transaction. Provident and Sterling will mail the joint proxy statement/prospectus to their stockholders. STOCKHOLDERS OF PROVIDENT AND STERLING ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other filings containing information about Provident and Sterling at the SEC's website at www.sec.gov. The joint proxy statement/prospectus (when available) and the other filings may also be obtained free of charge at Provident's website at www.providentbanking.com under the tab "Investor Relations," and then under the heading "SEC Filings" or at Sterling's website at www.snb.com under the tab "Investor Relations," and then under the heading "SEC Filings."

Provident, Sterling and certain of their respective directors and executive officers, under the SEC's rules, may be deemed to be participants in the solicitation of proxies of Provident's and Sterling's shareholders in connection with the proposed merger. Information about the directors and executive officers of Provident and their ownership of Provident common stock is set forth in the proxy statement for Provident's 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on January 10, 2013. Information about the directors and executive officers of Sterling and their ownership of Sterling common stock is set forth in the proxy statement for Sterling's 2012 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 3, 2012. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Provident New York Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)
                                                            As of
                                                 --------------------------
                                                    3/31/13       9/30/12
                                                 ------------  ------------
Assets:
Cash and due from banks                          $     73,396  $    437,982
Total securities                                    1,129,213     1,153,248
HVIA assets held for sale                                   -         4,550
Loans held for sale                                     1,040         7,505
Loans:
  Residential mortgage                                365,485       350,022
  Commercial real estate                            1,149,463     1,072,504
  Commercial and industrial                           370,246       343,307
  Acquisition, development and construction           118,115       144,061
  Consumer                                            201,246       209,578
                                                 ------------  ------------
    Total loans, gross                              2,204,555     2,119,472
  Allowance for loan losses                           (27,544)      (28,282)
                                                 ------------  ------------
    Total loans, net                                2,177,011     2,091,190
Federal Home Loan Bank stock, at cost                  20,251        19,249
Premises and equipment, net                            37,617        38,483
Goodwill                                              163,117       163,247
Other amortizable intangibles                           6,538         7,164
Bank owned life insurance                              59,916        59,017
Foreclosed properties                                   5,486         6,403
Other assets                                           36,855        34,944
                                                 ------------  ------------
    Total assets                                 $  3,710,440  $  4,022,982
                                                 ============  ============
Liabilities:
Deposits                                         $  2,799,658  $  3,111,151
Borrowings                                            367,976       345,176
Mortgage escrow funds                                  17,582        11,919
Other liabilities                                      30,513        63,614
                                                 ------------  ------------
    Total liabilities                               3,215,729     3,531,860
Stockholders' equity                                  494,711       491,122
                                                 ------------  ------------
    Total liabilities and stockholders' equity   $  3,710,440  $  4,022,982
                                                 ============  ============

Shares of common stock outstanding at period end   44,353,276    44,173,470
Book value per share                             $      11.15  $      11.12
Tangible book value per share                            7.33          7.26

Provident New York Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(unaudited, in thousands, except share and per share data)
                    For the Quarters Ended         For the Six Months Ended
            -------------------------------------  ------------------------
              3/31/13      12/31/12     3/31/12      3/31/13      3/31/12
            -----------  -----------  -----------  -----------  -----------
Interest
 and
 dividend
 income:
  Loans and
   loan
   fees     $    26,378  $    27,071  $    22,153  $    53,449  $    44,302
  Securities
   taxable        4,288        4,284        4,415        8,572        8,405
  Securities
   non-
   taxable        1,490        1,457        1,599        2,947        3,373
  Other
   earning
   assets           264          333          244          597          499
            -----------  -----------  -----------  -----------  -----------
Total
 interest
 income          32,420       33,145       28,411       65,565       56,579
Interest
 expense:
  Deposits        1,624        2,097        1,217        3,721        2,530
  Borrowings      2,977        3,125        3,289        6,102        6,906
            -----------  -----------  -----------  -----------  -----------
Total
 interest
 expense          4,601        5,222        4,506        9,823        9,436
            -----------  -----------  -----------  -----------  -----------
Net
 interest
 income          27,819       27,923       23,905       55,742       47,143
Provision
 for loan
 losses           2,600        2,950        2,850        5,550        4,800
            -----------  -----------  -----------  -----------  -----------
Net
 interest
 income
 after
 provision
 for loan
 losses          25,219       24,973       21,055       50,192       42,343
Non-
 interest
 income:
  Deposit
   fees and
   service
   charges        2,736        2,778        2,706        5,514        5,496
  Net gain
   on sales
   of
   securities     2,229        1,416        2,899        3,645        4,888
  Other
   than
   temporary
   loss
   on
   securities        (7)         (25)           -          (32)         (38)
  Title
   insurance
   fees               -          259          265          259          525
  Bank
   owned
   life
   insurance        491          509          502        1,000        1,020
  Gain on
   sale of
   loans            507          746          450        1,253          890
  Investment
   managment fees   422          705          800        1,127        1,565
  Fair
   value
   loss on
   interest
   rate
   caps               -           (1)         (40)          (1)         (43)
  Other             474        1,272          389        1,746          844
            -----------  -----------  -----------  -----------  -----------
Total non-
 interest
 income           6,852        7,659        7,971       14,511       15,147
Non-
 interest
 expense:
  Compen-
  sation and
  benefits       11,805       12,299       11,395       24,104       22,320
  Stock-
   based
   compen-
   sation
   plans            679          500          284        1,179          559
  Merger
   related
   expenses         542            -          299          542          546
  Occupancy
   and
   office
   operations     3,954        3,810        3,409        7,764        7,110
  Advertising
   and
   promotion        535          244          427          779        1,040
  Professional
   fees             912        1,215        1,056        2,127        1,983
  Data and
   check
   processing       823          649          710        1,472        1,382
  Amortization
   of
   intangible
   assets           388          261          305          649          628
  FDIC
   insurance
   and
   regulatory
   assessments      753          718          743        1,471        1,471
  ATM/debit
   card
   expense          415          442          425          857          836
  Foreclosed
   property
   expense          915          285          412        1,200          617
  Other           1,618        2,123        1,825        3,741        3,519
            -----------  -----------  -----------  -----------  -----------
Total non-
 interest
 expense         23,339       22,546       21,290       45,885       42,011
            -----------  -----------  -----------  -----------  -----------
Income
 before
 income tax
 expense          8,732       10,086        7,736       18,818       15,479
Income tax
 expense          2,203        3,066        2,035        5,269        4,061
            -----------  -----------  -----------  -----------  -----------
Net income  $     6,529  $     7,020  $     5,701  $    13,549  $    11,418
            ===========  ===========  ===========  ===========  ===========
  Basic
   earnings
   per
   share    $      0.15  $      0.16  $      0.15  $      0.31  $      0.31
  Diluted
   earnings
   per
   share           0.15         0.16         0.15         0.31         0.31
  Dividends
   declared
   per
   share           0.06         0.06         0.06         0.12         0.12
Weighted
 average
 common
 shares:
  Basic      43,743,640   43,637,315   37,280,651   43,704,163   37,266,480
  Diluted    43,848,486   43,721,091   37,316,778   43,790,915   37,275,633

Selected Financial
 Condition Data:                  As of and for the Quarter Ended
                      ------------------------------------------------------
(in thousands except
 share and per share
 data)                  3/31/13   12/31/12    9/30/12    6/30/12    3/31/12
                      ---------- ---------- ---------- ---------- ----------
End of Period
Total assets          $3,710,440 $3,789,514 $4,022,982 $3,150,040 $3,210,871
Securities available
 for sale                945,678    991,298  1,010,872    714,200    852,717
Securities held to
 maturity                183,535    139,874    142,376    171,233    174,824
Loans, gross 1         2,204,555  2,193,129  2,119,472  1,851,027  1,799,112
Goodwill                 163,117    163,247    163,247    160,861    160,861
Other amortizable
 intangibles               6,538      6,926      7,164      3,718      4,001
Deposits               2,799,658  2,904,384  3,111,151  2,332,091  2,368,988
Municipal deposits
 (included above)        537,070    538,212    901,739    479,772    607,158
Borrowings               367,976    345,411    345,176    314,154    313,849
Equity                   494,711    493,883    491,122    444,670    439,699
Tangible Equity          325,056    323,710    320,711    280,091    274,837
Average Balances
Total assets          $3,804,660 $3,792,201 $3,451,055 $3,133,958 $3,131,854
Loans, gross:
  Residential mortgage   360,840    344,064    352,724    360,487    374,498
  Commercial real
   estate              1,138,333  1,107,779    989,349    868,963    838,935
  Commercial and
   industrial            368,896    354,137    263,922    205,051    197,507
  Acquisition,
   development and
   construction          122,937    138,881    156,726    165,442    163,116
  Consumer               203,492    208,064    210,650    215,555    220,537
Loans total 1          2,194,498  2,152,925  1,973,371  1,815,498  1,794,593
Securities (taxable)     967,889    954,372    841,373    778,782    799,753
Securities (non-
 taxable)                181,803    174,201    181,540    182,003    185,062
Total earning assets   3,403,209  3,380,875  3,070,315  2,797,093  2,792,042
Deposits:
  Non-interest bearing
   demand                641,194    649,077    592,962    483,589    503,539
  Interest bearing NOW
   accounts              508,129    469,180    398,493    412,072    389,846
  Savings (including
   mortgage escrow
   funds)                575,380    531,107    539,904    493,234    463,971
  Money market           877,101    908,262    756,655    697,342    654,013
  Certificates of
   deposit               355,917    380,244    303,788    265,375    284,737
Total deposits and
 mortgage escrow       2,957,721  2,937,870  2,591,802  2,351,612  2,296,106
Borrowings               345,717    345,951    336,217    320,237    375,766
Equity                   492,725    492,506    475,652    441,956    439,384
Tangible Equity          322,683    319,783    308,029    277,205    274,339
Selected Operating
 Data:
Condensed Tax
 Equivalent Income
 Statement
Interest and dividend
 income               $   32,420 $   33,145 $   30,113 $   28,345 $   28,411
Tax equivalent
 adjustment*                 802        785        830        852        861
Interest expense           4,601      5,222      4,874      4,263      4,506
                      ---------- ---------- ---------- ---------- ----------
  Net interest income
   (tax equivalent)       28,621     28,708     26,069     24,934     24,766
Provision for loan
 losses                    2,600      2,950      3,500      2,312      2,850
                      ---------- ---------- ---------- ---------- ----------
  Net interest income
   after provision for
   loan
  losses                  26,021     25,758     22,569     22,622     21,916
Non-interest income        6,852      7,659      9,026      7,979      7,971
Non-interest expense      23,339     22,546     28,784     21,162     21,290
                      ---------- ---------- ---------- ---------- ----------
Income before income
 tax expense               9,534     10,871      2,811      9,439      8,597
Income tax expense
 (tax equivalent)*         3,005      3,851        550      3,230      2,896
                      ---------- ---------- ---------- ---------- ----------
  Net income          $    6,529 $    7,020 $    2,261 $    6,209 $    5,701
                      ========== ========== ========== ========== ==========

1 Does not reflect allowance for loan losses of $27,544, $28,114, $28,282,
$27,587, and $27,787.
* Tax exempt income assumed at a statutory 35% federal tax rate.

                                    For the Quarter Ended
                 -----------------------------------------------------------
                   3/31/13        12/31/12   9/30/12    6/30/12    3/31/12
                 -----------    --------------------------------------------
Performance
 Ratios
 (annualized)
Return on
 average assets        0.70%          0.73%      0.26%      0.80%      0.73%
Return on
 average equity        5.37%          5.65%      1.89%      5.65%      5.22%
Return on
 average
 tangible equity
 (1)                   8.21%          8.71%      2.92%      9.01%      8.36%
Non-interest
 income to
 average assets        0.73%          0.80%      1.04%      1.02%      1.02%
Non-interest
 expense to
 average assets        2.49%          2.36%      3.32%      2.72%      2.73%
Core operating
 efficiency (1)        64.6%          62.9%      72.0%      65.5%      67.9%
Analysis of Net
 Interest Income
Yield on loans         4.93%          5.04%      4.97%      5.01%      5.03%
Yield on
 investment
 securities -
 tax
 equivalent(2)         2.32%          2.29%      2.44%      2.79%      2.81%
Yield on earning
 assets - tax
 equivalent(2)         3.96%          3.98%      4.01%      4.20%      4.22%
Cost of deposits       0.22%          0.28%      0.27%      0.22%      0.21%
Cost of
 borrowings            3.49%          3.58%      3.65%      3.77%      3.52%
Cost of interest
 bearing
 liabilities           0.70%          0.79%      0.83%      0.78%      0.84%
Net interest
 rate spread -
 tax equivalent
 basis(2)              3.26%          3.19%      3.18%      3.42%      3.38%
Net interest
 margin - tax
 equivalent
 basis(2)              3.41%          3.37%      3.38%      3.59%      3.57%
Capital
Tier 1 leverage
 ratio - Bank
 only                  8.62%          8.23%      7.49%      8.67%      8.32%
Tier 1 risk-
 based capital -
 Bank only       $   304,695(3) $   297,089$   289,441$   257,621$   252,586
Total risk-based
 capital - Bank
 only                329,239(3)     325,410    317,929    283,033    277,614
Tangible equity
 - consolidated
 (1)                 325,056        323,710    320,711    280,091    274,837
Tangible equity
 as a % of
 tangible assets
 - consolidated
 (1)                   9.18%          8.94%      8.32%      9.38%      9.02%
Shares of common
 stock
 outstanding      44,353,276     44,348,787 44,173,470 37,899,007 37,899,007
Shares
 repurchased
 during qtr
 (open market)             -              -          -          -          -
Basic weighted
 average common
 shares
 outstanding      43,743,640     43,637,315 41,054,458 37,302,693 37,280,651
Diluted weighted
 average common
 shares
 outstanding      43,848,486     43,721,091 41,099,237 37,330,467 37,316,778
Basic earnings
 per share       $      0.15    $      0.16$      0.06$      0.17$      0.15
Diluted earnings
 per share              0.15           0.16       0.06       0.17       0.15
Dividends
 declared per
 share                  0.06           0.06       0.06       0.06       0.06
Book value per
 share                 11.15          11.14      11.12      11.73      11.60
Tangible book
 value per share
 (1)                    7.33           7.30       7.26       7.39       7.25
Asset Quality
Non-performing
 loans (NPLs):
 non-accrual     $    27,019    $    27,730$    35,444$    41,048$    47,269
Non-performing
 loans (NPLs):
 still accruing        4,257          5,823      4,370      3,450      4,693
Other real
 estate owned          5,486          7,053      6,403      7,292      5,828
Non-performing
 assets (NPAs)        36,762         40,606     46,217     51,790     57,790
Net charge-offs        3,170          3,118      2,805      2,512      3,308
Net charge-offs
 as % of average
 loans
 (annualized)          0.58%          0.58%      0.57%      0.55%      0.74%
NPLs as % of
 total loans           1.42%          1.53%      1.88%      2.40%      2.89%
NPAs as % of
 total assets          0.99%          1.07%      1.15%      1.64%      1.80%
Allowance for
 loan losses as
 % of NPLs             88.1%          83.8%      71.0%      62.0%      53.5%
Allowance for
 loan losses as
 % of total
 loans                 1.25%          1.28%      1.33%      1.49%      1.54%
Allowance for
 loan losses as
 % of total
 loans,
 excluding
Gotham loans(1)        1.36%          1.41%      1.47%      1.49%      1.54%
Special mention
 loans           $    41,778    $    29,755$    42,422$    37,555$    37,379
Substandard /
 doubtful loans       70,688         83,109     88,674     88,395     89,135
                 -------------- --------------------------------------------
(1) See reconciliation of non-GAAP measure on following page.
(2) Tax equivalent adjustment represents interest income earned on municipal securities divided by the applicable Federal tax rate of 35% for all periods presented.
(3) Represents preliminary results for the quarter ended March 31, 2013.

Non GAAP
 Financial
 Measures                     As of and for the Quarter Ended
                -----------------------------------------------------------
(in thousands
 except share
 and per share
 data)            3/31/13     12/31/12    9/30/12     6/30/12     3/31/12
                ----------- ----------- ----------- ----------- -----------
The Company provides supplemental reporting of non-GAAP measures as management believes this information is useful to investors.
The following table shows the reconciliation of stockholders' equity to tangible equity and the tangible equity ratio:
Total assets    $ 3,710,440 $ 3,789,514 $ 4,022,982 $ 3,150,040 $ 3,210,871
Goodwill and
 other
 amortizable
 intangibles       (169,655)   (170,173)   (170,411)   (164,579)   (164,862)
                ----------- ----------- ----------- ----------- -----------
Tangible assets   3,540,785   3,619,341   3,852,571   2,985,461   3,046,009
                ----------- ----------- ----------- ----------- -----------
Stockholders'
 equity             494,711     493,883     491,122     444,670     439,699
Goodwill and
 other
 amortizable
 intangibles       (169,655)   (170,173)   (170,411)   (164,579)   (164,862)
                ----------- ----------- ----------- ----------- -----------
Tangible
 stockholders'
 equity             325,056     323,710     320,711     280,091     274,837
                =========== =========== =========== =========== ===========
Shares of common
 stock
 outstanding at
 period end      44,353,276  44,348,787  44,173,470  37,899,007  37,899,007
Tangible equity
 as a % of
 tangible assets       9.18%       8.94%       8.32%       9.38%       9.02%
Tangible book
 value per share$      7.33 $      7.30 $      7.26 $      7.39 $      7.25
The Company believes that tangible equity is useful as a tool to help assess a company's capital position.
The following table shows the reconciliation of return on average tangible equity:
Average
 stockholders'
 equity         $   492,725 $   492,506 $   475,652 $   441,956 $   439,384
Average goodwill
 and other
 amortizable
 intangibles       (170,042)   (172,723)   (167,623)   (164,751)   (165,045)
                =========== =========== =========== =========== ===========
Average tangible
 stockholders'
 equity             322,683     319,783     308,029     277,205     274,339
                ----------- ----------- ----------- ----------- -----------
Net income            6,529       7,020       2,261       6,209       5,701
Net income, if
 annualized          26,479      27,851       8,995      24,972      22,929
Return on
 average
 tangible equity       8.21%       8.71%       2.92%       9.01%       8.36%
The Company believes that the return on average tangible stockholders'
 equity is useful as a tool to help measure and asses a company's use of equity.
The following table shows the reconciliation of the core operating efficiency ratio:
Net interest
 income         $    27,819 $    27,923 $    25,239 $    24,082 $    23,905
Non-interest
 income               6,852       7,659       9,026       7,979       7,971
                ----------- ----------- ----------- ----------- -----------
Total net
 revenues            34,671      35,582      34,265      32,061      31,876
Tax equivalent
 adjustment on
 securities
 interest income        802         785         830         852         861
Net gain on
 sales of
 securities          (2,229)     (1,416)     (3,152)     (2,412)     (2,899)
Other than
 temporary loss
 on securities            7          25           3           6           -
Other, (other
 gains and fair
 value loss on
 interest rate
 caps)                    -          (4)        (64)         14          40
                =========== =========== =========== =========== ===========
Core total
 revenues            33,251      34,972      31,882      30,521      29,878
                =========== =========== =========== =========== ===========
Non-interest
 expense             23,339      22,546      28,784      21,162      21,290
Merger related
 expense               (542)          -      (4,928)       (451)       (299)
Foreclosed
 property
 expense               (915)       (285)       (573)       (428)       (412)
Amortization of
 intangible
 assets                (388)       (261)       (334)       (283)       (305)
                =========== =========== =========== =========== ===========
Core non-
 interest
 expense             21,494      22,000      22,949      20,000      20,274
                ----------- ----------- ----------- ----------- -----------
Core efficiency
 ratio                 64.6%       62.9%       72.0%       65.5%       67.9%
The core efficiency ratio reflects total revenues inclusive of the tax equivalent adjustment on municipal securities and excludes securities gains, other than temporary impairments and the other adjustments shown above. Core non-interest expense is adjusted to exclude the effect of foreclosed property expense and amortization of intangible assets. The
 Company believes this non-GAAP information provides useful information to users to assess the Company's core operations.
The following table shows the reconciliation of the allowance for loan losses to total loans and to total loans excluding Gotham loans:
Total loans     $ 2,204,555 $ 2,193,129 $ 2,119,472 $ 1,851,027 $ 1,799,112
Gotham loans       (176,383)   (194,518)   (201,794)          -           -
                =========== =========== =========== =========== ===========
Total loans,
 excluding
 Gotham loans     2,380,938   2,387,647   2,321,266   1,851,027   1,799,112
Allowance for
 loan losses         27,544      28,114      28,282      27,587      27,787
Allowance for
 loan losses to
 total loans           1.25%       1.28%       1.33%       1.49%       1.54%
Allowance for
 loan losses to
 total loans,
 excluding
 Gotham loans          1.16%       1.41%       1.47%         NA          NA
As required by GAAP, the Company recorded at fair value the loans acquired in the Gotham transaction. These loans carry no allowance for loan losses inlosses for the periods reflected above.

PROVIDENT NEW YORK BANCORP CONTACT:
Luis Massiani
EVP & Chief Financial Officer
845.369.8040

Provident New York Bancorp
400 Rella Boulevard
Montebello, NY 10901-4243
T 845.369.8040
F 845.369.8255
www.providentbanking.com